U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): April 4, 2008


                         5G WIRELESS COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          Nevada                          0-30448             20-0420885
(State or Other Jurisdiction      (Commission File Number)  (I.R.S. Employer
      of Incorporation)                                     Identification No.)

          2771 Plaza del Amo, Suite 805, Torrance, California      90503
              (Address of Principal Executive Offices)          (Zip Code)

      Registrant's telephone number, including area code:  (310) 328-0495


             (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On April 4, 2008, the Company's board of directors appointed James R. Clarke to the board of directors. Mr. Clarke, age 63, has had varied experience in sales and marketing, strategic planning, start-ups, and turnaround management for high technology products and services. He has directed several start-up companies from initial funding through setting up manufacturing and international distribution. From 1993 to 2005, Mr. Clarke served as a partner of Delphi Group, Inc., a corporate development business that advised clients with regard to the interaction of the public financing community with the securities industry. He retired in 2005. From March 2008 to the present, he has served as a director of BPIL International, a shell company, and corporate secretary of DM Products, a company that develops, finances, produces, markets and distributes unique and innovative consumer products through infomercials, media marketing and other distribution channels.

     Mr. Clarke has a Bachelor of Science degree from Oklahoma City University and a Master of Science degree (marketing) from Oklahoma State University.

     As yet, Mr. Clarke has not been, or at this time is expected to be, named to any committee of the Company.

                              SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       5G Wireless Communications, Inc.



Dated: April 8, 2008                   By: /s/ Don Boudewyn
                                       Don Boudewyn,
                                       Executive Vice President